UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

Autodesk, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14338	94-2819853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 McInnis Parkway San Rafael, California 94903
(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2017, Autodesk, Inc. (the “Company”) entered into an agreement with Sachem Head Capital Management LP, Uncas GP LLC, and Sachem Head GP LLC (together, “Sachem Head” and such agreement, the “Settlement Agreement”). Pursuant to the Settlement Agreement, directors Jeff Clarke and Scott D. Ferguson will resign from the Company’s Board of Directors (the “Board”) and Sachem Head agreed to extend certain voting and standstill provisions through June 2018, each on the terms further described below.

Pursuant to the Settlement Agreement, Messrs. Clarke and Ferguson will resign from the Board and from each committee on which such individual serves effective on the later to occur of (i) the date that a new Chief Executive Officer of the Company (the “New CEO”) is appointed and (ii) the date of the 2017 annual meeting of stockholders of the Company (the “2017 Annual Meeting”). Following the resignation of Mr. Clarke from the Board, the New CEO will fill Mr. Clarke’s vacancy on the Board. The Corporate Governance and Nominating Committee of the Board shall propose to the Board a replacement director for Mr. Ferguson (the “Replacement Director”) acceptable to Mr. Ferguson (with such acceptance not to be unreasonably withheld and with Mr. Ferguson permitted to propose director candidates for consideration by the Corporate Governance and Nominating Committee), with the Replacement Director subject to approval by a majority of the Board. In light of the timing of the foregoing, Messrs. Clarke and Ferguson and Richard S. Hill will be included in the Company’s slate of directors standing for election at the 2017 Annual Meeting and the Company will recommend and solicit proxies for the election of Messrs. Clarke, Ferguson and Hill at the 2017 Annual Meeting. The Replacement Director will serve until at least the date of the 2018 annual meeting of the stockholders of the Company (the “2018 Annual Meeting”). Mr. Hill will continue to serve on the Board and on its Corporate Governance and Nominating Committee.

Among others, the Settlement Agreement also contains the following material terms:

•	If at any time both (i) Sachem Head and its respective affiliates cease collectively to beneficially own at least 6,445,000 shares of the Company’s common stock and (ii) Eminence Capital, LP, Eminence GP, LLC and their respective affiliates (together, “Eminence”) cease collectively to beneficially own at least 6,541,294 shares of the Company’s common stock, respectively (collectively, the “Minimum Ownership Obligations”), each subject to equitable adjustments, Mr. Ferguson shall immediately tender his resignation from the Board and any committee of the Board on which he then sits.

•	The size of the Board shall not exceed 11 directors prior to the conclusion of the 2018 Annual Meeting.

•

Effective upon Mr. Ferguson’s resignation from the Board and until the Expiration Date (as defined below), Sachem Head agrees to designate director Mary McDowell as Mr. Ferguson’s replacement director on the Compensation & Human Resources Committee of the Board for purposes of Sections 2 and 3 of each of that certain Agreement, dated as of March 10, 2016, by and between the Company and Eminence (the “Eminence Agreement”) and that certain Agreement, dated March 10, 2016, by and among the Company and the Sachem Head (the “March 2016 Agreement”) and effective upon Mr. Clarke’s resignation from the Board and until the Expiration Date, Sachem Head agrees to designate director Betsy Rafael as Mr. Clarke’s replacement director on the Audit Committee of the Board for purposes of Section 5 of the Eminence Agreement. In addition, the Company and Sachem Head agree that the New CEO and the Replacement Director shall be (i) the replacement director (but, for clarity, not with respect to Board committee assignments) for Messrs.

Clarke and Ferguson, respectively, under Section 1(i) of the March 2016 Agreement and (ii) each an “Investor Nominee” for purposes of the Eminence Agreement. “Expiration Date” means the earlier of (i) the date on which both (A) Mr. Ferguson (or his replacement, if applicable) shall no longer be serving as a director of the Company (other than as a result of the Minimum Ownership Obligations not being satisfied) and (B) Sachem Head has delivered to the Company a written notice of Sachem Head’s permanent election not to further exercise Sachem Head’s right to designate a successor for Mr. Ferguson pursuant to the March 2016 Agreement (which, for the avoidance of doubt, Sachem Head shall have no obligation to deliver at any time) and (ii) 30 days prior to the last date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s bylaws with respect to the 2018 Annual Meeting.

•	Certain provisions of the March 2016 Agreement survive until the later to occur of (i) the date the New CEO is appointed and (ii) the date of the 2017 Annual Meeting; the remainder of the March 2016 Agreement terminates on the execution of the Settlement Agreement.

•	Prior to the completion of the 2017 Annual Meeting, unless required by applicable law, the Board will not, and will not take any action to cause the Company’s stockholders to amend the Company’s consent solicitation process set forth in the Company’s bylaws.

•	Further, Sachem Head has agreed to observe voting and standstill provisions during the period beginning on the date of the Settlement Agreement to the date that is the earlier to occur of (i) the date of the 2018 Annual Meeting and (ii) June 30, 2018 (the “Standstill Period”). The standstill provisions provide, among other things, that Sachem Head and its affiliates will not directly or indirectly:

•	engage in any “solicitation” or become a “participant” as such terms are used in the proxy rules of the Securities and Exchange Commission other than at the Board’s direction or consistent with the Board’s recommendation in connection with such matter, or publicly disclose how it intends to vote or act, except in certain limited circumstances;

•	form or join in any “group” as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any of the Company’s voting securities;

•	individually beneficially own more than 7% of the Company’s voting securities;

•	effect or seek to effect certain extraordinary transactions or material changes with the Company;

•	enter into a voting trust or subject any of the Company’s voting securities to any voting trust;

•	except as described above, seek, alone or in concert with others, election or appointment to, or representation on, the Board, or removal of any member of the Board;

•	institute any litigation against the Company, its directors or its officers, make any “books and records” demands against the Company or make application or demand to a court or other person for an inspection, investigation or examination of the Company or its subsidiaries or affiliates, except in certain limited circumstances;

•	(i) enter into or maintain any economic, compensatory, pecuniary or other arrangements with any director nominated or designated pursuant to the March 2016 Agreement (other than with Mr. Ferguson in his capacity as the managing party or managing member of Sachem Head) that depend, directly or indirectly, on the performance of the Company or its stock price, or (ii) enter into or maintain any economic or compensatory arrangements with any other director or nominees for director of the Company;

•	other than sale transactions in which the identity of the purchaser is not known, sell or agree to sell directly or indirectly, in excess of 1% of the outstanding shares of Company’s common stock or any derivatives relating to its common stock to any third party that has filed a Schedule 13D with respect to the Company or run (or publicly announced an intention to run) a proxy contest or consent solicitation with respect to another company in the past three years (to the extent known after reasonably inquiry that such third party has or will have, beneficial ownership of more than 5% of the Company’s common stock); or

•	alone or in concert with others, make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or the Settlement Agreement that is inconsistent with the provisions of the Settlement Agreement.

•	During the Standstill Period, the Company and Sachem Head shall each refrain from making, or causing to be made, any public statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company and Sachem Head, as applicable, or any of their respective officers or directors or any affiliates or subsidiaries, advisors, employees, as applicable.

•	During the Standstill Period, Sachem Head has agreed, at any meeting of the stockholders of the Company (or in connection with any action by written consent) in which (or through which) action will be taken with respect to the election or removal of directors, to cause the shares of Common Stock over which they have the right to vote or direct the voting to be present for quorum purposes and voted (or consent to be given (if applicable)) (A) in favor of all nominees recommended by the Board, (B) against any nominees for director not recommended by the Board and (C) against any proposals to remove any director.

•	Each party will bear its own costs, fees and expenses in connection with the Settlement Agreement.

In accordance with the terms of the Settlement Agreement, each of Mr. Ferguson and Mr. Clarke has executed and delivered to the Company a resignation letter (collectively, the “Resignation Letters”) pursuant to which such individual shall resign from the Board and any committee of the Board on which such individual sits, if certain conditions are met, including immediately following the later of (i) the date the New CEO is appointed and (ii) the 2017 Annual Meeting.

The foregoing summary of the Settlement Agreement and the Resignation Letters does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement (including the forms of the Resignation Letters included as exhibits thereto), which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 7, 2017, the Company issued a press release which, among other things, reaffirms the Company’s financial guidance for the completed fourth quarter of fiscal 2017 and full fiscal year 2017. This press release is attached as Exhibit 99.2 to this Current Report on Form 8-K, is incorporated herein by reference and is deemed to be furnished pursuant to this section.

This Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and President

On February 6, 2017, Carl Bass tendered his resignation, effective February 8, 2017, as President and Chief Executive Officer of the Company (the “Bass Resignation”), but will continue as a member of the Board and will be nominated for reelection at the 2017 annual meeting of shareholders.

Appointment of Co-Chief Executive Officers

On February 6, 2017, the Board appointed each of Andrew Anagnost, the Company’s senior vice president, business strategy & marketing and chief marketing officer, and Amar Hanspal, the Company’s senior vice president, products, as a Chief Executive Officer of the Company (each, a “Co-CEO”) to jointly hold the newly-created Office of the Chief Executive Officer, effective immediately upon the Bass Resignation.

Dr. Anagnost, 52, began his career in aeronautical engineering at Lockheed Martin Aeronautics. He joined Autodesk in 1997 and has held various marketing, product management and product development roles. He led the Company’s transition to an all-subscription business model, and now also oversees all of marketing and business strategy for the Company. Dr. Anagnost holds a bachelor of science degree in Mechanical Engineering from the California State University, and holds both an MS in Engineering Science and a PhD in Aeronautical Engineering and Computer Science from Stanford University.

Mr. Hanspal, 53, joined Autodesk in 1987 in the tech support department. He has since held a series of senior product leadership roles. He left the Company in 1999 and was the co-founder and vice president of marketing at RedSpark, an e-commerce and collaboration company focused on the manufacturing industry, prior to rejoining the Comany in 2002. He led the Company’s technology shift to the cloud and to mobile platforms and currently leads the company’s worldwide product engineering and development organization. Mr. Hanspal holds a master’s of science in Mechanical Engineering from the State University of New York at Stony Brook and a bachelor’s degree in mechanical engineering from the University of Bombay. He serves on the board of directors of eSilicon Corporation.

Carl Bass Transition and Separation Agreement

On February 6, 2017, Mr. Bass and the Company entered into a Transition and Separation Agreement (the “Transition Agreement”) pursuant to which Mr. Bass resigned from his positions as the Company’s President and Chief Executive Officer effective as of February 8, 2017.

Pursuant to the Transition Agreement, Mr. Bass will serve as a part-time employee in the role of special advisor to the Co-CEOs or the successor Chief Executive Officer, as applicable, during the period commencing on February 8, 2017 and ending on May 7, 2017, or such later date as agreed between the Board and Mr. Bass, but in no event later than October 30, 2017 (such period, the “Transition Period”). Mr. Bass will continue to serve as a member of the Board through the Transition Period and will be nominated for re-election to the Board at the 2017 Annual Meeting to serve as director until the 2018 Annual Meeting and the Company will recommend and solicit proxies for the election of Mr. Bass at the 2017 Annual Meeting. The Transition Agreement supersedes and replaces Mr. Bass’ employment agreement with the Company, dated as of March 21, 2013.

During the Transition Period, Mr. Bass will be entitled to receive a monthly payment of $12,500 from the Company and continued health benefits. As an employee during the Transition Period, Mr. Bass will receive his fiscal 2017 bonus based on the Company’s fiscal 2017 performance and his outstanding equity awards of the Company will continue to vest. Mr. Bass will not be eligible to receive any bonus payments for the Company’s 2018 fiscal year or any new equity award grants during the Transition Period.

At the end of the Transition Period, Mr. Bass’ employment with the Company will terminate. Consistent with the “voluntary termination related to a transition” provisions of Mr. Bass’ March 21, 2013 employment agreement and pursuant to the Transition Agreement, Mr. Bass will be entitled to receive the same severance payments and benefits that he would otherwise have received under his employment agreement with the Company as if his employment had been involuntarily terminated other than in connection with a change in control. The foregoing compensation is conditioned upon re-execution and non-revocation by Mr. Bass of a general release of claims and continued compliance with certain non-competition, employee non-solicitation, non-disparagement and confidentiality covenants set forth in the Transition Agreement. Mr. Bass is not entitled to any payments or benefits under the Company’s Executive Change in Control Program.

The foregoing description of the terms of the Transition Agreement is not complete and is qualified in its entirety by the full text of the Transition Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2017, the Board amended the Company’s Bylaws to make conforming changes throughout the Bylaws describing the rights, powers, duties and responsibilities of the Co-CEOs. The amendment to the Bylaws became effective immediately upon its adoption.

The foregoing description of the amendments to the Bylaws is not complete and is qualified in its entirety by the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosures.

On February 7, 2017, the Company issued a press release relating to the Settlement Agreement, the resignation of Mr. Bass as Chief Executive Officer and President of the Company, and the appointment of Andrew Anagnost and Amar Hanspal as Co-CEOs. This press release is attached as Exhibit 99.2 to this Current Report on Form 8-K, is incorporated herein by reference and is deemed to be furnished pursuant to this section.

This Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of the Company, dated February 6, 2017.

10.1	Transition and Separation Agreement, dated February 6, 2017, by and between the Company and Carl Bass.

99.1	Agreement, dated February 6, 2017, by and among the Company, Sachem Head Capital Management LP, Uncas GP LLC, and Sachem Head GP LLC.

99.2	Press Release issued on February 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUTODESK INC.
(Registrant)

By:	/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo
SVP, Corporate Affairs, Chief Legal Officer & Secretary

Date: February 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, dated February 6, 2017.

10.1	Transition and Separation Agreement, dated February 6, 2017, by and between the Company and Carl Bass.

99.1	Agreement, dated February 6, 2017, by and among the Company, Sachem Head Capital Management LP, Uncas GP LLC, and Sachem Head GP LLC.

99.2	Press Release issued on February 7, 2017